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                                                                   Exhibit 10.35

                                                          Provant, Inc.
                                                          67 Batterymarch Street
                                                          Suite 500
                                                          Boston, MA  02110
                                                          Telephone 617 261 1600
                                                          Facsimile 617 737 1553


                                October 11, 2002

Mr. John H. Zenger
Provant, Inc.
5314 North 250 West, Suite 320
Provo, UT  84604

RE:   Severance Benefit

Dear Jack:

      This letter will memorialize the January 2002 agreement entered into by Curt Uehlein, on behalf of Provant, Inc., and you with respect your severance benefit. Effective February 1, 2002, Section 1 of the letter agreement dated March 23, 2001 between Provant, Inc. and you shall be amended to extend the period of Severance Payments from six months to twelve months. Except as modified by this letter agreement, the March 23, 2001 letter agreement shall remain in full force and effect.

      If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter, whereupon this letter and such copy will constitute a binding agreement between you and Provant, Inc.

                                      Sincerely,

                                      /s/ Janet Hoey
                                      ------------------------------------------
                                      Janet Hoey
                                      Vice President and Chief Financial Officer

AGREED:

/s/ John H. Zenger
--------------------------------
John H. Zenger